SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report(Date of Earliest Event Reported):
                       February 1, 2002 (January 28,2002)





                                 CTS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)







         Indiana                         1-4639                35-0225010
(State or Other Jurisdiction    (Commission File Numbers)    (I.R.S. Employer
  of Incorporation)                                         Identification Nos.)



905 West Boulevard North
Elkhart, Indiana                                                  46514
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's Telephone Number, Including Area Code:  (574) 293-7511




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.          Other Events.

                 On January 28, 2002, CTS Corporation issued a press release announcing its financial results and other data for the year and quarter ended December 31, 2001 as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



                  (a)      Financial Statements of Business Acquired.
                           Not applicable.



                  (b)      Pro Forma Financial Information.
                           Not applicable.



                  (c)      Exhibits.



                  The following exhibits are filed with this report:



                  Exhibit No.            Exhibit Description
                  -----------            -------------------

                    99.1                 Press Release dated January 28, 2002

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CTS CORPORATION

                                 / Richard G. Cutter
                                 ---------------------------------
                                 By: Richard G. Cutter
                                     Vice President, Secretary and
                                     General Counsel


Date:  February 1, 2002

                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                Exhibit Description
-----------                -------------------

     99.1                  Press Release dated January 28, 2002
                                                                    newsrelease
                          CTS CORPORATION  Elkhart, Indiana 46514 (574) 293-7511
                                                               January 28, 2002



FOR RELEASE:  Immediately


             CTS ANNOUNCES FOURTH QUARTER AND YEAR-END 2001 RESULTS
             ------------------------------------------------------
                         IN LINE WITH EARLIER ESTIMATES
                         ------------------------------


Elkhart, IN...CTS Corporation (NYSE:CTS) today announced results for the fourth quarter and year-end 2001. Sales for the fourth quarter were $125.8 million with a loss, excluding restructuring, impairment and related charges, of $5.7 million, or $0.20 per share. Full-year sales were $577.7 million, with a loss, excluding restructuring, impairment and related charges, of $7.3 million, or $0.26 per share, in line with the third quarter conference call estimates. The reported net loss for the fourth quarter, including restructuring, impairment and related charges, was $27.0 million, or $0.93 per share. For the full year of 2001, the reported net loss was $45.4 million, or $1.61 per share. In 2000, the Company had net income of $0.79 per share for the fourth quarter, and $2.92 per share for the full year.

The fourth quarter and full-year results, excluding restructuring, impairment and related charges are summarized in the following table:


                          Summary of Financial Results
            Excluding Restructuring, Impairment and Related Charges *
            ---------------------------------------------------------

 (Dollars in millions, expect per share data)

                                     Fourth Quarter          Full Year
                                    ----------------     ----------------
                                     2001     2000       2001        2000
                                     ----     ----       ----        ----
  Sales                            $ 125.8  $ 233.4     $ 577.7    $ 866.5
  Earnings (loss)                  $ (5.7)  $  22.8     $  (7.3)   $  83.8
  EPS diluted                      $(0.20)  $  0.79     $ (0.26)   $  2.92
  Free cash flow (from operating   $ 31.6   $  (4.6)    $  (1.1)   $ (15.5)
   and investing activities)

  -----------------------

* For the fourth quarter of 2001, the above amounts exclude $26.0 million restructuring and asset impairment, and $2.4 million one-time charges. For the full year of 2001, the above amounts exclude $50.7 million for the same charges.

During the fourth quarter of 2001, the Company recorded a $22.9 million asset impairment charge to write down excess and obsolete equipment taken out of service and certain vacant facilities which are available for sale. The Company also recorded $3.1 million for severance expense, covering approximately 250 employees. In addition, the Company incurred restructuring-related one-time expenses of $2.4 million as part of the previously announced restructuring, primarily for equipment move and retention-related expenses. Those expenses of $2.4 million, which were originally announced last May, are recorded as incurred.

"Our fourth quarter results were on target with our most recent estimates, reflecting the ongoing softness in our served markets. Cash flow from operations was positive for the quarter and year. During the quarter, we continued our aggressive focus on balance sheet management and cost reduction. Going forward, the restructuring actions taken in the fourth quarter will result in estimated pretax savings of approximately $8 million for the year of 2002," said Donald K. Schwanz, CTS' Chairman and Chief Executive Officer.

"For full-year 2002, we are looking for revenue growth in the range of 3%-8%, though we are counting on little improvement during the first quarter. Margins should improve through the year as restructuring benefits flow to the bottom line, allowing for full-year earnings per share in the range of $0.20 to $0.30," added Schwanz.

General Comments:

|X| Receivables decreased by $9.4 million during the quarter. Inventories also were reduced by $13.8 million during the fourth quarter, contributing to the reduction of working capital, one of the Company's financial objectives this year.

|X| Cash flow from operations was $28.9 million in the fourth quarter and $65.9 million for the full year of 2001. Free cash flow from operating and investing activities was $31.6 million for the quarter vs. a cash drain of $4.6 million in the fourth quarter of 2000.

|X| Total debt decreased by $54.8 million during the fourth quarter to $152.5 million. The debt to capitalization ratio improved to 39%, compared to 46% at the end of the third quarter. For the full year of 2001, debt was reduced by $42.9 million, and the debt to capitalization of 39% is well under the 44% at the end of 2000.

|X| EBITDA, excluding restructuring, impairment and related charges, was positive at $5.2 million in the fourth quarter (4% of sales), and $53.9 million (9% of sales) for the full year.


FOURTH QUARTER RESULTS - SEGMENT INFORMATION
--------------------------------------------
(Dollars in millions)

                            Fourth Quarter 2001          Fourth Quarter 2000
                            ------------------------     -------------------
                            Net     Operating            Net       Operating
                            Sales   Earnings/(Loss)*     Sales     Earnings
                            -----   ----------------     -----     --------

Electronic Components       $62.9        $(9.1)          $134.0      $24.8
Electronic Assemblies        62.9          3.9             99.4       10.6
                             ----          ---             ----       ----
                   Total    $125.8       $(5.2)          $233.4      $35.4
                            ======       =====           ======      =====
-----------------------

         *  Excluding restructuring and related charges

Electronic Components: The electronic components segment sales in the fourth quarter of 2001 were down by $71.1 million, or 53% lower than the fourth quarter of 2000, primarily resulting from the continued softness in demand for components serving the wireless handset and infrastructure equipment markets. Operating earnings (loss) were adversely affected by the lower sales.

Electronic Assemblies: The electronic assemblies segment sales decreased by $36.5 million, or 37%, from the fourth quarter of 2000, resulting primarily from the lower demand for integrated interconnect systems serving both the mass data storage systems for the computer equipment market and the infrastructure equipment for the wireless communications market. Operating earnings were lower than last year as a result of the reduced revenue. However, improvement was realized over the 2001 third quarter as sales increased $1.9 million and operating earnings increased by $2.8 million, resulting from higher integrated interconnect systems revenues and operating improvements in other areas of this business segment.

                                     # # # #

Statements about the Company's earnings outlook and its plans, estimates and beliefs concerning the future are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations. Actual results may differ materially from those stated in the forward-looking statements due to a variety of factors which could affect the Company's operating results, liquidity and financial condition. We undertake no obligations to publicly update or revise any forward-looking statements. Factors that could impact future results include among others: the impact of the September 11 terrorist attacks, the U.S. response to the attacks, and the general slowdown in the communications, computer and automotive markets, and in the overall economy; whether the Company is able to implement measures to improve its financial condition and flexibility; the Company's successful execution of its restructuring, consolidation and cost-reduction plans; pricing pressures and demand for the Company's products, especially if economic conditions worsen or do not recover in the key markets for the Company's products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political risks. Investors are encouraged to examine the Company's SEC filings, which more fully describe the risks and uncertainties associated with the Company's business.

                                     # # # #

CTS Corporation is a leading designer and manufacturer of electronic components and assemblies for the communications, computer and automotive markets. The Company manufactures products in North America, Europe and Asia. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the Company's website at www.ctscorp.com.

Contact: Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or George T. Newhart, Vice President Investor Relations
           CTS Corporation
           905 West Boulevard North
           Elkhart, In 46514
           Telephone (574) 293-7511  FAX (574) 293-6146
           www.ctscorp.com
           ---------------


                                                      CTS CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED
                                                (In thousands except per share amounts)


                                                                Three Months Ended          Twelve Months Ended
                                                                ------------------          -------------------

                                                                   December 31,                 December 31,
                                                                   ------------                ------------
                                                                 2001         2000         2001          2000
                                                                 ----         ----         ----          ----

Net sales                                                    $ 125,790     $ 233,394    $ 577,654     $866,523

Costs and expenses:
               Cost of goods sold                              106,544       162,568      466,363      605,598
               Selling, general and administrative
                            expenses                            17,831        25,493       80,214       94,501
               Research and development expenses                 7,376         8,524       32,762       32,583
               Amortization of intangibles                       1,694         1,408        6,675        5,211
               Restructuring and impairment charge              26,028             -       40,039            -
                                                               -------       -------      -------      -------
Operating earnings (loss)                                     (33,683)        35,401     (48,489)      128,630

Other expenses (income):
               Interest expense                                  3,503         3,623      12,775        13,050
               Other                                            (1,183)          141        (773)       (1,547)
                                                               -------       -------     -------       -------
                    Total other expenses                         2,320         3,764      12,002        11,503
                                                               -------       -------     -------       -------
                    Earnings (loss) before income taxes        (36,003)       31,637     (60,491)      117,127
Income tax expense (benefit)                                    (8,994)        8,858     (15,116)       32,796
                                                               -------       -------     -------       -------
Earnings (loss) from continuing operations                     (27,009)       22,779     (45,375)       84,331

Discontinued operations:
               Net loss from discontinued operations                 -             -           -          (529)
                                                               -------       -------     -------       -------

                                    Net earnings (loss)      $ (27,009)     $ 22,779    $ (45,375)    $ 83,802
                                                             =========      ========    =========     ========

Earnings (loss) per share:
Basic:
               Continuing operations                         $  (0.93)      $  0.83     $  (1.61)     $   3.05
               Discontinued operations                              -             -            -         (0.02)
                                                              -------       -------      -------       -------
                                    Net earnings (loss)      $  (0.93)      $  0.83     $ ($1.61)     $   3.03
                                                             ========       =======     =========     ========

Diluted:
               Continuing operations                         $  (0.93)      $  0.79     $  (1.61)      $  2.94
               Discontinued operations                              -             -            -         (0.02)
                                                             --------       -------     --------       -------
                                    Net earnings (loss)      $  (0.93)      $  0.79     $  (1.61)      $  2.92
                                                             ========       =======     ========       =======

Cash dividends paid per share                                $   0.03       $  0.03     $   0.12       $  0.12

Average common shares outstanding:
               Basic                                           28,976        27,621       28,231        27,623

               Diluted                                         28,976        28,781       28,231        28,675




                                                     CTS CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENTS OF EARNINGS (L0SS) - UNAUDITED
                                          Excluding Restructuring and Related One-Time Charges
                                               (In thousands except per share amounts)



                                                                         Three Months Ended      Twelve Months Ended
                                                                         ------------------      -------------------
                                                                             December 31,            December 31,
                                                                       2001          2000        2001          2000
                                                                       ----          ----        ----          ----

Net sales                                                           $ 125,790     $ 233,394   $ 577,654     $ 866,523

Costs and expenses:
              Cost of goods sold                                      104,134       162,568     455,687       605,598
              Selling, general and administrative
                           expenses                                    17,831        25,493      80,214        94,501
              Research and development expenses                         7,376         8,524      32,762        32,583
              Amortization of intangibles                               1,694         1,408       6,765         5,211
              Restructuring and impairment charge                           -             -           -             -
                                                                      -------       -------     -------       -------

Operating earnings (loss) excluding
  restructuring and related one-time charges                           (5,245)       35,401       2,226       128,630

Other expenses (income):
              Interest expense                                          3,503         3,623      12,775        13,050
              Other                                                    (1,183)          141        (773)       (1,547)
                                                                      -------       -------     -------       -------
                    Total other expenses                                2,320         3,764      12,002        11,503
                                                                      -------       -------     -------       -------

                Earnings (loss) before income taxes excluding
                restructuring and related one-time charges             (7,565)       31,637     (9,776)       117,127

Income tax expense (benefit)                                           (1,891)        8,858     (2,444)        32,796
                                                                      -------       -------    -------        -------
Earnings (loss) from continuing operations
  excluding restructuring and related one-time charges                 (5,674)       22,779     (7,332)        84,331

Discontinued operations:
              Net loss from discontinued operations                         -             -          -           (529)
                                                                      -------       -------    -------        -------

Net earnings  (loss) excluding
  restructuring and related one-time charges                         $ (5,674)      $22,779   $ (7,332)       $83,802
                                                                     ========       =======   ========        =======

Earnings (loss) per share excluding restructuring and related one-time charges

Basic:
              Continuing operations                                    ($0.20)        $0.83     ($0.26)         $3.05
              Discontinued operations                                     -             -           -           (0.02)
                                                                       ------         -----     ------          -----
                                    Net earnings  (loss)               ($0.20)        $0.83     ($0.26)         $3.03
                                                                       ======         =====     ======          =====

Diluted:
              Continuing operations                                   ($0.20)         $0.79     ($0.26)         $2.94
              Discontinued operations                                      -              -          -          (0.02)
                                                                      ------          -----     ------         ------
                                    Net earnings  (loss)              ($0.20)         $0.79     ($0.26)         $2.92
                                                                      ======          =====     ======         ======

Cash dividends paid per share                                          $0.03          $0.03      $0.12          $0.12

Average common shares outstanding:
              Basic                                                   28,976         27,621     28,231         27,623

              Diluted                                                 28,976         28,781     28,231         28,675

